                                                                                           Exhibit 31.1

                                             CERTIFICATION

I, Kelly Absher, certify that:

1.       I have  reviewed  this  annual  report on Form 10-K,  and all  reports on Form 8-K  containing distribution  or  servicing  reports  filed in respect of periods  included in the year covered by this annual report, of the Select Notes Trust LT 2003-3;

2.       Based on my knowledge,  the information in these reports,  taken as a whole,  does not contain any  untrue  statement  of a  material  fact or omit to state a  material  fact  necessary  to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.       Based on my knowledge,  the distribution or servicing  information  required to be provided to the depositor by the trustee under the pooling and servicing, or similar,  agreement,  for inclusion in these reports is included in these reports;

4.       I am  responsible  for  reviewing  the  activities  performed by the depositor and the trustee under the pooling and  servicing,  or similar,  agreement  and based upon my  knowledge  and the annual compliance  review  required  under  that  agreement,  and  except as  disclosed  in the  reports,  the depositor and the trustee have each fulfilled its obligations under that agreement.

5.       The reports  disclose all significant  deficiencies  relating to the compliance by the trustee and the depositor with the minimum  servicing or similar  standards  based upon the report  provided by an  independent  public  accountant,  after  conducting a review in compliance  with the Uniform Single
Attestation  Program  for  Mortgage  Bankers  or similar  procedure,  as set forth in the  pooling  and servicing, or similar agreement, that is included in these reports.

In giving the  certifications  above, I have  reasonably  relied on  information  provided to me by the following unaffiliated parties: U.S. Bank Trust National Association.

                                                              By: /s/ Kelly Absher
                                                              Name:  Kelly Absher
                                                              Title: Vice President
                                                              Structured Obligations Corporation
                                                              Date:  March 28, 2008